                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Date of Report (Date of earliest event
                                   reported):

                                 OCTOBER 8, 2001

                                   ----------


                               RENT-A-CENTER, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                                               0-25370                                   48-1024367
(State or Other Jurisdiction                        (Commission                                (IRS Employer
of Incorporation)                                   File Number)                             Identification No.)


                              5700 TENNYSON PARKWAY
                                   THIRD FLOOR
                               PLANO, TEXAS 75024
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 801-1100
                             (Registrant's telephone
                          number, including area code)

                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS

                  On October 8, 2001, the Registrant announced the retirement of Chairman and Chief Executive Officer J. Ernest Talley and the appointment of Mark E. Speese as the Registrant's new Chairman and Chief Executive Officer.

                  In connection with Mr. Talley's retirement, the Registrant's board of directors approved the repurchase of $25 million worth of shares of common stock held by Mr. Talley. The price per share for the repurchase (the "Repurchase Price") will be determined by the average closing price of the Registrant's common stock over the ten trading days beginning October 9, 2001, subject to a maximum purchase price of $27.00 per share and a minimum purchase price of $20.00 per share. Of the $25 million repurchase, $10 million worth of shares will be repurchased on the day immediately following the end of the ten trading days used in determining the Repurchase Price and the other $15 million worth of shares will be repurchased at the Repurchase Price no later than November 30, 2001. As of October 8, 2001, Mr. Talley owned approximately 2.9 million shares of common stock and, following the $25 million repurchase, his remaining shares will be locked up from sale until February 5, 2002. Through the period to February 5, 2002, the Registrant will have the option to repurchase any amount of those remaining shares at the Repurchase Price.

                  Additionally, the Registrant's stockholder agreement was amended to increase the number of directors that Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, "Apollo") has the right to nominate from two directors to three. Mr. Andrew Jhawar has been appointed by Apollo to fill the vacancy as the third director. Mr. Jhawar's term expires at the annual stockholder's meeting to be held in 2003.

ITEM 9.           REGULATION FD DISCLOSURE

                  The Registrant issued a press release, dated October 8, 2001, announcing (i) the retirement of Chairman and Chief Executive Officer J. Ernest Talley and the appointment of Mark E. Speese as the Registrant's new Chairman and Chief Executive Officer,
                  (ii) the repurchase of $25 million worth of shares of common stock held by Mr. Talley, and (iii) revised expectations for the Registrant's 2001 third quarter earnings. The text of the press release is as follows:

                             For Immediate Release:

        RENT-A-CENTER, INC. ANNOUNCES RETIREMENT OF J. ERNEST TALLEY AND
                APPOINTMENT OF MARK E. SPEESE AS CHAIRMAN AND CEO
                                  ------------

          BOARD APPROVES REPURCHASE OF $25 MILLION OF CHAIRMAN'S STOCK
                                  ------------

                     REDUCES THIRD QUARTER EARNINGS OUTLOOK
                                  ------------

PLANO, TEXAS, OCTOBER 8, 2001 - Rent-A-Center, Inc. (Nasdaq: RCII) (the "Company"), the nation's largest rent-to-own operator, today announced the retirement of Chairman and Chief Executive Officer J. Ernest Talley, 66, effective immediately and the appointment of Mark E. Speese, 44, as the Company's new Chairman and Chief Executive Officer. Mr. Speese has extensive experience in the rent-to-own industry with over 22 years of service and has been an integral part of the Company since it was started in 1986. He currently serves as a director of the Company and has since 1990. He has also served in several executive offices for the Company, including the offices of Vice Chairman, President and Chief Operating Officer. Mr. Speese was also instrumental in the Company's acquisitions of Thorn Americas and Central Rents in 1998. Additionally, he maintains a substantial ownership position in the Company, owning approximately 1.2 million shares of common stock.

"We would like to thank Ernie for his many contributions to Rent-A-Center's success over the years. Ernie founded the rent-to-own industry in 1963, and has helped build the Company into the sector's market leader. All of us at Rent-A-Center wish him much happiness in his retirement," commented Mr. Speese. He added, "As a board member and former President, I see tremendous opportunity for us and am confident that the initiatives currently being developed will allow us to successfully improve our profitability. We have scheduled our third quarter earnings release and conference call for November 13, 2001, at which point our future vision will be outlined, including fiscal year 2001 and 2002 earnings guidance as well as detail on our expense management program."

Mitchell E. Fadel, the Company's President commented, "Over the last several months, we have been making substantial progress in our expense management program. I am very excited by Mark's return, as his knowledge of our operations and his years of rent-to-own experience will be instrumental in furthering our expense management program and ultimately fueling our continued growth in profitability."

In connection with Mr. Talley's retirement, the board of directors approved the repurchase of $25 million worth of shares of common stock held by Mr. Talley. The price per share for the repurchase (the "Repurchase Price") will be determined by the average closing price of the Company's common stock over the next ten trading days, subject to a maximum purchase price of $27.00 per share and a minimum purchase price of $20.00 per share. Of the $25 million repurchase, $10 million worth of shares will be repurchased on the day immediately following the end of the ten trading days used in determining the Repurchase Price and the other $15 million worth of shares will be repurchased at the Repurchase Price on November 30, 2001. Mr. Talley currently owns approximately 2.9 million shares of common stock and, following the $25 million repurchase, his remaining shares will be locked up from sale until February 5, 2002. Through the period to February 5, 2002, the Company will have the option to repurchase any amount of Mr. Talley's remaining shares at the Repurchase Price. The repurchase of Mr. Talley's shares is expected to be immediately accretive to earnings.

The Company also revised expectations for its 2001 third quarter earnings. Management indicated that same store sales growth for the third quarter ended September 30, 2001 was 4.6% and that total store revenues were toward the low end of previous guidance at $433.5 million. In-store sales promotions caused a decrease in gross margins and increases in labor and advertising expenses will negatively impact reported earnings per share. As a result of these factors, the Company now expects to report diluted earnings per share of between $0.50 to $0.52 per share. Following the tragic attacks of September 11, 2001, the Company experienced a negative impact to deliveries for the succeeding one-week period. However, business trends have subsequently stabilized to their pre-September 11th level.

Rent-A-Center, headquartered in Plano, Texas, currently operates 2,288 company-owned rent-to-own stores in 50 states, Washington D.C. and Puerto Rico. The stores offer high-quality, durable goods such as home electronics, appliances, computers, and furniture and accessories to consumers under flexible rental purchase agreements that allow the customer to obtain ownership of the merchandise at the conclusion of an agreed-upon rental period. ColorTyme, Inc., a wholly-owned subsidiary of the Company, is a national franchisor of 346 rent-to-own stores, 333 of which operate under the trade name of "ColorTyme," and the remaining 13 of which operate under the "Rent-A-Center" name.

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to, (i) the results of the Company's expense management program, (ii) the results of the Company's litigation and (iii) the other risks detailed from time to time in the Company's SEC filings, included but not limited to, its annual report on Form 10-K for the year ended December 31, 2000, its quarterly report on Form 10-Q/A for the quarter ended March 31, 2001 and its quarterly report on Form 10-Q for the quarter ended June 30, 2001. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RENT-A-CENTER, INC.



Date:  October 11, 2001                 By: /s/ MITCHELL E. FADEL
                                            -----------------------------------
                                            Mitchell E. Fadel
                                            President